Exhibit 31.1


                                 CERTIFICATIONS


I, Ian M. Cumming, certify that:

1. I have reviewed this annual report on Form 10-K/A of Leucadia National Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.


Date:  March 29, 2005

                                             By: /s/ Ian M. Cumming
                                                 ------------------------------
                                                 Ian M. Cumming
                                                 Chairman of the Board and
                                                 Chief Executive Officer